SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                               Amendment No. 1 to

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 5, 2007
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                       ATEL Cash Distribution Fund V, L.P.
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             (Exact name of registrant as specified in its charter)


          California                  000-23842                   94-3165807
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 (State or other jurisdiction       (Commission                 (IRS Employer
       of incorporation)             File Number)            Identification No.)


     600 California Street, 6th Floor, San Francisco, California 94108-2733
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (415) 989-8800
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                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 4.01      Changes in Registrant's Certifying Accountant

On February 5, 2007, the Registrant dismissed Ernst & Young LLP ("E&Y") as its principal independent accountants for its fiscal year ended December 31, 2006 and beyond. E&Y continues to be engaged by the Registrant to perform tax services. The registrant has not yet completed and filed its financial statements with a report of its independent accountants for its fiscal year ended December 31, 2005, as a result of delays encountered in the restatement of its financial statements for the years ended December 31, 2004, 2003 and 2002. E&Y has been retained as the Registrant's principal independent accountant for the periods through December 31, 2005. As discussed below, the Registrant has engaged a new principal independent accounting firm for the year ended December 31, 2006 and beyond.

The decision to change the Registrant's principal independent accountants was recommended and approved by the board of directors of ATEL Leasing Corporation ("ALC"), the managing member of ATEL Financial Services, LLC ("AFS"), the Registrant's general partner. The Registrant does not have a separate audit committee, and the board of directors of ALC (the "Board") therefore acts as the Registrant's audit committee.

E&Y's reports on the Registrant's financial statements for the years ended December 31, 2003, and December 31, 2004, the Registrant's two most recent fiscal years for which an independent accountant's report has been issued on its financial statements, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's fiscal years ended December 31, 2005 and 2006, and the subsequent interim period through February 5, 2007, the date of E&Y's dismissal, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for that period, nor, except as set forth in the following paragraph, have there been any "reportable events" as defined under Item 304(a)(1)(v) of Regulation S-K during such period.

As discussed in Item 8A of the Registrant's amended annual report on Form 10-KSB/A for the year ended December 31, 2004, the Registrant determined that its disclosure controls and procedures over the: a) application of generally accepted accounting principles for leasing transactions (specifically, timely identification and recording of impairment in leased assets, accumulating and capitalizing costs for initiating leases, and properly amortizing costs associated with the initiation of a lease); b) allocation of costs incurred by the Registrant's General Partner on behalf of the Registrant; c) process of identifying and estimating liabilities in the correct period; and d) financial statement close process, including evaluating the relative significance of misstatements, were determined to be ineffective and to constitute material weaknesses in internal control over financial reporting. E&Y discussed these matters with the Board, and the Registrant has authorized E&Y to respond fully


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to the inquiries of its successor as the Registrant's principal independent accountant concerning the subject matter of each such material weakness.

As discussed in Item 8A of the Registrant's amended annual report on Form 10-KSB/A for the year ended December 31, 2004, AFS, the Registrant's General Partner, has taken and is continuing to take steps that will remediate the weaknesses in its internal controls referred to in the foregoing paragraph.

Effective as of February 5, 2007, the Board approved the engagement of, and engaged, the firm of Moss Adams LLP ("Moss Adams") as independent accountants for its fiscal year ended December 31, 2006, and beyond. The Registrant has not, during the two fiscal years ended December 31, 2006, or during the interim period through February 5, 2007, the date of engagement of Moss Adams, consulted Moss Adams regarding (i) either the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any disagreement described under Item 304(a)(1)(iv) of Regulation S-K or any reportable event described under Item 304(a)(1)(v) of Regulation S-K.



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ITEM 9.01      Financial Statements and Exhibits

(d)      Exhibits

         (16) Letter regarding changes in certifying accountant



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   February 28, 2007


                       ATEL Cash Distribution Fund V, L.P.

                             By: ATEL Financial Services, LLC,
                             a California limited liability company,
                             General Partner

                                    By:  ATEL Leasing Corporation, Manager



                                         By:  /s/ PARITOSH K. CHOKSI
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                                              Paritosh K. Choksi, Executive Vice
                                              President, Chief Financial Officer
                                              and Chief Operating Officer